  Exhibit 99.1
MabVax Therapeutics and Oncotelic Enter into Merger Discussions

Divestiture of Selected MabVax Assets Managed by Objective Capital Will Continue

SAN DIEGO (January 4, 2019) – MabVax Therapeutics Holdings, Inc. (OTC Pink: MBVX), a clinical-stage immuno-oncology drug development company with a fully human antibody discovery platform focused on the clinical development of products to address unmet medical needs in the treatment of cancer and pancreatitis, today announced that it has entered into discussions to merge with Oncotelic, Inc., a privately held cancer immunotherapy company. Oncotelic is developing a unique TGF-  antisense therapy which has demonstrated the ability to break immune tolerance in mid-stage clinical trials for the treatment of glioblastoma and pancreatic cancer.

Based on terms of a non-binding letter of intent signed by both companies on January 3, 2019, MabVax and Oncotelic are entering discussions to combine the companies to form a publicly traded company focused on the development of proprietary immunotherapy-based products of both companies to diagnose and treat cancer. Under the terms of the letter of intent, Oncotelic will merge with a wholly-owned subsidiary of MabVax in an all-stock transaction and will become a wholly-owned subsidiary of MabVax. The merger is subject to the approval of the MabVax board of directors and achieving certain financing objectives and other customary conditions. Upon closing of the transaction, MabVax will be re-named Oncotelic, Inc. and will operate under the leadership of the combined Oncotelic and MabVax management teams, with Vuong Trieu, founder of Oncotelic, an experienced and successful biotechnology entrepreneur, as executive chairman. Certain current senior management team members at MabVax will remain with the merged companies to fill key operational roles.

On a pro forma basis, calculated at the close of the merger, the current MabVax stockholders will own 25% and Oncotelic stockholders will own 75% of the combined company, respectively. The merger agreement contemplates securing financing of at least $10 million simultaneous with execution of the merger to support the clinical development of Trabedersen, Oncotelic’s TGF-  antisense therapy, in both glioblastoma and pancreatic cancer trials.

Vuong Trieu, Ph.D., who will be executive chairman of the company post-merger, said “Our goal has been to grow a strong RNA therapeutic company that leverages innate immunity to achieve durable and effective immunotherapies for solid tumors and the merger with MabVax will allow us to complement that effort with key programs and capabilities from MabVax that will significantly strengthen the effort.”

David Hansen, President and CEO of MabVax, said, “Through this transaction we hope to leverage our clinical and operational expertise in the post-merger company to advance the clinical development of Trabedersen while also integrating the development of key assets discovered by MabVax. This will allow us to continue the process of realizing the maximum value of assets we have developed through a process already initiated with Objective Capital while simultaneously maximizing the value of our lead technologies for stockholders.”

On December 13, 2018, MabVax announced that it had engaged Objective Capital Partners, LLC to serve as a financial advisor to assist MabVax in exploring the sale of clinical and preclinical assets of the Company with the goal of maximizing the value of these assets within the near term. MabVax’s lead monoclonal antibody product, 5B1 for the treatment of pancreatic cancer, could be one of the assets that potentially could be developed into later stage clinical trials by the combined company.

About MabVax Therapeutics, Inc.

MabVax Therapeutics Holdings, Inc. is a clinical-stage biotechnology company with a fully human antibody discovery platform focused on the rapid translation into clinical development of products to address unmet medical needs in the treatment of cancer and pancreatitis. We discovered a pipeline of human monoclonal antibody product candidates based on the protective immune responses generated by patients who have been vaccinated against targeted cancers. Our therapeutic vaccine product candidates were discovered at Memorial Sloan Kettering Cancer Center (“MSK”) and are exclusively licensed to us as well as exclusive rights to blood samples from patients who were vaccinated with the same licensed vaccines.

Our lead development product, MVT-5873, is a fully human IgG1 monoclonal antibody (mAb) that targets sialyl Lewis A (sLea), an epitope on CA19-9.  MVT-5873 is currently in Phase 1 clinical trials as a therapeutic agent for patients with pancreatic cancer and other CA19-9 positive tumors. CA19-9 also has an important role in the biological pathways that can result in pancreatitis. CA19-9 serum levels are considered a valuable adjunct in the diagnosis, prognosis and treatment monitoring of pancreatic cancer and now pancreatitis. With our collaborators including MSK, Sarah Cannon Research Institute, Honor Health and Imaging Endpoints, we have treated more than 56 patients with either our therapeutic antibody designated as MVT-5873 or our PET imaging diagnostic product designated as MVT-2163 in Phase 1 clinical studies, and demonstrated early safety, specificity for the target and a potential efficacy signal. The Company also has a radioimmunotherapy product, designated as MVT-1075, that is also in Phase 1 clinical development.  For additional information, please visit the Company's website, www.mabvax.com.

About Oncotelic, Inc.

Oncotelic, Inc is a private company engaged in developing a unique TGF-  antisense therapy which has demonstrated the ability to break immune tolerance in mid-stage clinical trials for the treatment of glioblastoma and pancreatic cancer. Oncotelic’s lead therapeutic platform is OT-101. Oncotelic intends to conduct registration trials for multiple cancer indications including pancreatic, melanoma, and glioblastoma. The executives of Oncotelic are a group of pharmaceutical veterans seeking to demonstrate that OT-101 can benefit patients with various cancers. Additional information is available at www.oncotelic.com.

Forward Looking Statements

This press release contains “forward-looking statements” regarding matters that are not historical facts. Words describing that the Company has entered into discussions to merge with Oncotelic, Inc. and the sections “About MabVax” and “About Oncotelic” include such words as “intend,” “intends,” “will,” “achievement,” “intended,” “contemplates,” “hope,” “advance,” “continue,” “exploring,” “goal,” “maximizing,” “developing,” “could,” “potential,” and similar expressions, and are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company’s prior periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled “Risk Factors” in its annual report on Form 10-K for the fiscal year ended December 31, 2017, as amended. We undertake no obligation to update forward-looking statements contained in this press release.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction between MabVax and Oncotelic, MabVax will file relevant materials with the Securities and Exchange Commission (the “SEC”). Investors and security holders will be able to review the documents as they are filed with the SEC by MabVax through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by MabVax will also be available free of charge on MabVax's website at www.mabvax.com or by contacting MabVax's Investor Relations Department through the links provided on MabVax's website. Other information about MabVax is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on April 2, 2018, as amended on Form 10-K/A on October 15, 2018. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants and other relevant materials will be filed with the SEC when they become available.

MabVax Investor Contact:
Oncotelic, Inc. Contact:
David Hanson, CEO	David Nam
MabVaxIR@mabvax.com	info@oncotelic.com
858-500-8468	818-575-9560